Exhibit 32.02
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                                 CERTIFICATION

     I, Debi B. Halbert, the Chief Financial Officer of ProFutures, Inc., as general partner of Alternative Asset Growth Fund, L.P., certify that (i) the Form 10-K for the year ended December 31, 2004 of Alternative Asset Growth Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K for the year ended December 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of Alternative Asset Growth Fund, L.P.



                          ALTERNATIVE ASSET GROWTH FUND, L.P.

                          By:  ProFutures, Inc., general partner



                          By:  /s/ Debi B. Halbert

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                               Debi B. Halbert
                               Chief Financial Officer
                               March 30, 2005